UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2010

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)
Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2010, Obagi Medical Products, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Stonington Capital Appreciation 1994 Fund, L.P. (the “Stonington Fund”) and The Zein and Samar Obagi Family Trust (together with the Stonington Fund, the “Selling Stockholders”). Pursuant to the terms of the Agreement, the Company is obligated to purchase from the Selling Stockholders $35.0 million worth of the Company’s common stock,  subject to certain conditions. In a separate transaction, the Selling Stockholders intend to sell additional shares of the Company’s common stock to the public in a registered offering pursuant to the Company’s existing shelf registration statement on Form S-1 (the “Secondary Offering”).  Stifel Nicolaus & Company, Incorporated is acting as underwriter of the proposed Secondary Offering. The purchase price per share to be paid by the Company to the Selling Stockholders will be the same price paid by the underwriter to purchase shares from the Selling Stockholders in the Secondary Offering (the “Purchase Price”); provided, however, that if the Purchase Price is greater than $13.00 the Company will not purchase any shares from the Selling Stockholders.  The purchase of the shares by the Company will be conditioned on the sale of shares in the Secondary Offering and the Company expects its purchase to occur on the third business day following the Selling Stockholders’ sale of their shares to the underwriter in the Secondary Offering.  Upon completion of the proposed Secondary Offering and the Company’s repurchase of shares from the Selling Stockholders, the Company expects that the Selling Stockholders will cease to own any shares of the Company’s common stock.

Albert J. Fitzgibbons, the Chairman of the Company’s Board of Directors (the “Board”), and John A. Bartholdson, a member of the Company’s Board, also serve on the board of directors of Stonington Partners, Inc., which has voting and dispositive authority for the Stonington Fund.  The Agreement was approved by a special committee of the Board, which consists of a majority of the disinterested members of the Board, who were advised by legal counsel and a financial advisor.  Messrs. Fitzgibbons and Bartholdson were not members of the special committee.

The description of the Agreement set forth above is qualified in its entirety by reference to the actual terms of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 15, 2010, the Company issued a press release regarding the Secondary Offering and the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of Obagi Medical Products, Inc. dated November 15, 2010
10.1	Stock Purchase Agreement dated as of November 15, 2010 by and among Obagi Medical Products, Inc., Stonington Capital Appreciation 1994 Fund, L.P. and The Zein and Samar Obagi Family Trust

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: November 15, 2010	By:	/s/ LAURA B. HUNTER
Vice President & General Counsel